EXHIBIT 31.2

CERTIFICATION

I, J. Michael Schlotman, certify that:

1.              I have reviewed this Amendment No. 1 to Form 10-K of The Kroger Co.; and

2.              Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 1, 2015
/s/ J. Michael Schlotman
J. Michael Schlotman
Senior Vice President and
Chief Financial Officer
(principal financial officer)